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                                                                   EXHIBIT 10.18


THIS CONVERTIBLE NOTE IS SUBJECT TO A SUBORDINATION AGREEMENT, AMONG THE COMPANY, THE SENIOR BANK AND THE HOLDERS OF THE SENIOR SUBORDINATED CONVERTIBLE NOTES OR NOTES, AS APPLICABLE, WHICH, AMONG OTHER THINGS, SUBORDINATES THE COMPANY'S OBLIGATIONS HEREUNDER AND CERTAIN PAYMENT PROVISIONS OF THE WARRANTS ISSUED IN CONNECTION THEREWITH TO THE COMPANY'S OBLIGATIONS TO CERTAIN HOLDERS OF SENIOR OBLIGATIONS, AS MORE FULLY DESCRIBED IN SAID SUBORDINATION AGREEMENT.

                      SENIOR SUBORDINATED CONVERTIBLE NOTE


$[________]                                                    FEBRUARY 23, 2001
                                                               BOSTON, MA

         FOR VALUE RECEIVED, the undersigned, Lawson Software, Inc., a Delaware corporation, (the "BORROWER"), HEREBY PROMISES TO PAY to the order of [_______________] (the "NOTEHOLDER") the principal sum of $[________], together with interest on the unpaid principal amount from time to time outstanding at the rate or rates and computed and payable at the times as described in the Note Purchase Agreement (as hereinafter defined). Payments of the principal hereof shall be made as provided in the Note Purchase Agreement. Notwithstanding any other provision of this note, the entire balance of principal and accrued and unpaid interest shall be paid in full on February 23, 2006.

         This note is one of the Convertible Notes referred to in the Senior Subordinated Convertible Note Purchase Agreement dated as of February 23, 2001 (as the same may be amended, modified or supplemented from time to time, the "NOTE PURCHASE AGREEMENT") by and among the Borrower, the Guarantors, the Existing Shareholders and the Purchasers. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note Purchase Agreement.

         The Noteholder may convert this note at any time pursuant to the terms of the Note Purchase Agreement into (a) a 12% Senior Subordinated Note due February 23, 2006 in the principal amount of $[_______] plus any interest in arrears on this note on the Conversion Date in the form attached hereto as Exhibit A, and (b) a Common Stock Purchase Warrant of the Borrower for the purchase of [_____] shares of the Borrower's Common Stock (subject to adjustment as provided for therein), exercisable at a price per share of $.01 (subject to adjustment) in the form attached hereto as Exhibit B, all as further described in the Note Purchase Agreement.

         Subject to, and at all times in accordance with, the provisions of the Note Purchase Agreement (i) the Borrower shall have the right, at any time, to voluntarily prepay all or any part of the outstanding principal amount of this note, and (ii) the Noteholder shall have the right to require the Borrower to repurchase this note upon the occurrence of a Mandatory Repurchase Event.


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         In addition to the payment of interest as provided above, the Borrower shall, on demand, pay interest on any overdue installments of principal and, to the extent permitted by applicable law, on overdue installments of interest at the rate set forth in, and in accordance with the provisions of, the Note Purchase Agreement.

         The holder of this note is entitled to all the benefits and rights of a Noteholder under the Note Purchase Agreement to which reference is hereby made for a statement of the terms and conditions under which the entire unpaid balance of this note, or any portion thereof, shall become immediately due and payable. Notwithstanding anything in this note to the contrary, the terms and provisions of this note shall at all times be governed by and subject to all of the terms and provisions of the Note Purchase Agreement. To the extent that there is any conflict with, or inconsistency between, the terms and provisions of this note and the terms and provisions of the Note Purchase Agreement, the terms and provisions of the Note Purchase Agreement shall at all times govern and control.

         The Borrower hereby waives presentment, demand, notice, protest and other demands and notices in connection with the delivery, acceptance or enforcement of this note.

         No delay or omission on the part of the holder of this note in exercising any right hereunder shall operate as a waiver of such right or of any other right under this note, and a waiver, delay or omission on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

         The terms and provisions of this note are subject to the dispute resolution provisions contained in Section 9.12 of the Note Purchase Agreement.

         This note shall be deemed to be under seal, and all rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts (without giving effect to any conflicts of law provisions contained therein).





                                                    LAWSON SOFTWARE, INC.


                                              By:
                                                 -------------------------------
                                                  Name: Robert Barbieri
                                                  Title: Chief Financial Officer


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